UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            February 16, 2005

MANDALAY RESORT GROUP

(Exact Name of Registrant as specified in its charter)

Nevada	1-8570	88-0121916
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119

(Address of principal executive offices)

Registrant’s telephone number, including area code            (702) 632-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	re-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION INCLUDED IN THIS REPORT

Item 8.01.                                              Other Events.

In a press release dated February 16, 2005, Mandalay Resort Group (the “Company”) and MGM MIRAGE jointly announced that they have been notified by the Federal Trade Commission (the “FTC”) that the FTC has completed its review of the pending acquisition by MGM MIRAGE of the Company and voted unanimously that no further action is required by the FTC.  The Company submitted its filing to the Federal Trade Commission and Department of Justice on June 25, 2004.  The transaction is subject to customary closing conditions and receipt of state regulatory approvals.

A copy of the press release is included as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.                                              Financial Statements and Exhibits.

(c)                                  Exhibits:

99.1         Press Release dated February 16, 2005, announcing that the Company and MGM MIRAGE  have been notified by FTC that the FTC has completed its review of the pending acquisition by MGM MIRAGE of the Company and voted unanimously that no further action is required by the FTC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANDALAY RESORT GROUP

Dated: February 17, 2005	By:	/s/ LES MARTIN
Les Martin
Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

No.	Description
99.1

Press Release dated February 16, 2005, announcing that the Company and MGM MIRAGE have been notified by FTC that the FTC has completed its review of the pending acquisition by MGM MIRAGE of the Company and voted unanimously that no further action is required by the FTC.